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PART IV (Continued)

AMERICAN GENERAL CORPORATION

EXHIBIT 12 - COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

In millions, except ratios

                                                                         For the Years Ended December 31,
                                                                   --------------------------------------
                                                                     1999           1998           1997
---------------------------------------------------------------------------------------------------------
Consolidated operations:
  Income before income tax expense, net dividends on
     preferred securities of subsidiaries, and minority interest    $1,887         $1,323         $1,073
  Undistributed income of equity investee                                -              -            (49)
  Fixed charges deducted from income
     Interest expense                                                  771            693            643
     Implicit interest in rents                                         24             19             20
---------------------------------------------------------------------------------------------------------
       Total fixed charges deducted from income                        795            712            663
---------------------------------------------------------------------------------------------------------
          Earnings available for fixed charges                      $2,682         $2,035         $1,687
---------------------------------------------------------------------------------------------------------
  Fixed charges per above                                           $  795         $  712         $  663
  Capitalized interest related to real estate operations                 -              -              5
---------------------------------------------------------------------------------------------------------
       Total fixed charges                                             795            712            668
       Dividends on preferred stock and securities                     151            146            138
---------------------------------------------------------------------------------------------------------
          Combined fixed charges and preferred stock
             dividends                                              $  946         $  858         $  806
---------------------------------------------------------------------------------------------------------
            Ratio of earnings to fixed charges                        3.37           2.86           2.52
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            Ratio of earnings to combined fixed charges and
                preferred stock dividends                             2.83           2.37           2.09
---------------------------------------------------------------------------------------------------------

Consolidated operations, corporate fixed charges and
  preferred stock dividends only:
     Income before income tax expense, net dividends on
      preferred securities of subsidiaries, and minority
      interest                                                      $1,887         $1,323         $1,073
     Undistributed income of equity investee                             -              -            (49)
     Corporate fixed charges deducted from income - corporate
       interest expense                                                228            211            183
---------------------------------------------------------------------------------------------------------
          Earnings available for fixed charges                      $2,115         $1,534         $1,207
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     Corporate fixed charges per above                              $  228         $  211         $  183
     Capitalized interest related to real estate operations              -              -              5
---------------------------------------------------------------------------------------------------------
       Total corporate fixed charges                                   228            211            188
       Dividends on preferred stock and securities                     151            146            138
---------------------------------------------------------------------------------------------------------
          Combined corporate fixed charges and preferred
             stock dividends                                        $  379         $  357         $  326
---------------------------------------------------------------------------------------------------------
            Ratio of earnings to corporate fixed charges              9.27           7.28           6.41
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            Ratio of earnings to combined corporate fixed
                charges and preferred stock dividends                 5.57           4.30           3.70
---------------------------------------------------------------------------------------------------------

American General Finance, Inc.:
  Income before income tax expense                                  $  283         $  296         $  204
  Fixed charges deducted from income
     Interest expense                                                  574            512            484
     Implicit interest in rents                                         15             12             11
---------------------------------------------------------------------------------------------------------
       Total fixed charges deducted from income                        589            524            495
---------------------------------------------------------------------------------------------------------
          Earnings available for fixed charges                      $  872         $  820         $  699
---------------------------------------------------------------------------------------------------------
            Ratio of earnings to fixed charges                        1.48           1.57           1.41
---------------------------------------------------------------------------------------------------------

AMERICAN GENERAL

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